UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2025

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-12672 (Commission File Number)	77-0404318 (I.R.S. Employer Identification No.)

4040 Wilson Blvd., Suite 1000

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2025, the Board of Directors (the “Board”) of AvalonBay Communities, Inc. (the “Company”) appointed Conor C. Flynn to serve as a member of the Board, effective that day.

Since 2016, Mr. Flynn, 45, has been the Chief Executive Officer and a member of the board of directors of Kimco Realty Corporation (“Kimco”), a publicly traded real estate investment trust that owns and operates grocery-anchored shopping centers and mixed-use properties. Mr. Flynn joined Kimco in 2003 as an asset manager and has held a variety of other senior leadership roles with the organization, including President, Chief Operating Officer, Chief Investment Officer and President, Western Region. Mr. Flynn holds a B.A. from Yale University and a Master’s in Real Estate Development from Columbia University. Mr. Flynn is a member and past Chair of the Executive Board of Nareit and is a member of the Real Estate Roundtable.

In connection with Mr. Flynn’s appointment, the Company’s Board determined that Mr. Flynn is an independent director. The Board has not assigned him to serve on any Board committees at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: November 10, 2025	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer